Exhibit 8.1

December 2, 2011

Holly Energy Partners, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

RE:	Holly Energy Partners, L.P./Holly Energy Finance Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Holly Energy Partners, L.P. (the “Partnership”), a Delaware limited partnership, and Holly Energy Finance Corp. (“Holly Finance”), a Delaware corporation, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) for the offer, from time to time, pursuant to Rule 415, by (a) the Partnership of up to $2,000,000,000 of common units representing limited partner interests in the Partnership, preferred units representing limited partner interests in the Partnership and debt securities of the Partnership, which may be co-issued by Holly Finance and may be guaranteed by certain other subsidiaries of the Partnership, and (b) by the selling unitholders named therein of up to 11,097,615 common units. We have also participated in the preparation of a prospectus dated on or about the date hereof (the “Prospectus”), forming part of the Registration Statement.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or

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the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. Based on the facts, assumptions and representations set forth herein, the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such discussion purports to constitute a summary of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Vinson & Elkins L.L.P. as to the material U.S. federal income tax consequences of the matters described therein. No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units, preferred units or debt securities pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the use of our name under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

VINSON & ELKINS L.L.P.